Exhibit 10.1D

FOURTH AMENDMENT TO REAL ESTATE SALES AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE SALES AGREEMENT (“Fourth Amendment”) is made effective as of July 28, 2017, by and between 280 ASSOCIATES, L.L.C., an Alabama limited liability company (the “Seller”), and NATIONAL BANK OF COMMERCE, a national banking association (the “Buyer”).

RECITALS

WHEREAS, the Seller and the Buyer previously entered into a Real Estate Sales Agreement dated as of May 3, 2017, as amended by that certain First Amendment to Real Estate Sales Agreement dated June 26, 2017, that certain Second Amendment to Real Estate Sales Agreement dated July 3, 2017, and that certain Third Amendment to Real Estate Sales Agreement dated July 21, 2017 (collectively, the “Agreement”); and

WHEREAS, the Seller and the Buyer have agreed to amend the Agreement pursuant to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows intending to be legally bound:

1.     The above Recitals are hereby incorporated herein by reference.

2.     Capitalized terms that are not expressly defined herein shall have the same meanings ascribed to such terms as in the Agreement.

3.     Initial Due Diligence Period. The definition of Initial Due Diligence Period set forth in Section 2.1 is hereby amended to mean the period commencing on the Effective Date and ending at 5:00 p.m. on Thursday, August 10, 2017.

4.     Closing Date. Section 4.1 of the Agreement is hereby amended to provide that the Closing shall take place on or before 5:00 pm on Thursday, August 24, 2017.

5.     Luckie Lease. The Agreement is hereby amended to add the following new Sections 10.10 and 10.11, as follows:

10.10          Post-Closing Agreement. The parties understand and acknowledge that, at Closing, Suite 200 (the “Temporary Space”) shall be temporarily occupied by Luckie & Company, Ltd. (“Luckie”) while Luckie’s primary space is undergoing construction for certain tenant improvements. To ensure that Luckie vacates the Temporary Space on or before 5:00 p.m. on November 30, 2017 (the “Deadline”), Seller hereby agrees to escrow at Closing funds in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) with the Title Company to be held by the Title Company in an interest-bearing account (the “Escrowed Funds”) and disbursed in the manner set forth below.

If Luckie vacates the Temporary Space prior to the Deadline (“Deadline”), the Escrowed Funds shall be immediately payable to Seller and this post-Closing provision shall terminate and be of no further force or effect. If Luckie has not completely vacated the Temporary Space on or before the Deadline through no fault of the Buyer (as successor landlord of Luckie), the Escrowed Funds shall be immediately payable to Buyer and this post-Closing provision shall be of no further force or effect.

10.11     Luckie Lease Amendment. Prior to the expiration of the Initial Due Diligence Period, Seller shall obtain and deliver to Buyer an amendment of that certain Office Building Lease between Luckie (as successor to Luckie Marketing Communications) and Seller dated as of November 10, 1995 (as amended) in the form attached hereto as Exhibit E.

6.     Exhibit E. The Agreement is hereby amended to add Exhibit E attached hereto and made a part hereof.

7.     Except as amended and modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment on the date first written above.

WITNESS:	SELLER:

280 ASSOCIATES, L.L.C.

	By:	/s/ Robert A. Schleusner
	Name:	Robert A. Schleusner
	Title:	Manager

BUYER:

/s/ Cindy Payton	NATIONAL BANK OF COMMERCE

	By:	/s/ John R. Bragg
	Name:	John R. Bragg
	Title:	Executive Vice President

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